EXHIBIT 24.1

THE GOODYEAR TIRE & RUBBER COMPANY

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors of THE GOODYEAR TIRE & RUBBER COMPANY, a corporation organized and existing under the laws of the State of Ohio (the “Company”), hereby constitute and appoint LAURA K. THOMPSON, DAVID L. BIALOSKY and RICHARD J. NOECHEL, each in his or her own capacity, his or her true and lawful attorneys-in-fact, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute and file (i) post-effective amendments to the registration statement on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on April 1, 2005 (Registration No. 333-123759) and the registration statement on Form S-8 filed with the SEC on July 28, 2005 (Registration No. 333-126999) to deregister and remove any and all securities of the Company registered under each respective registration statement; (ii) any and all amendments, supplements and exhibits to the foregoing; and (iii) any and all applications or other documents to be filed with the SEC or any state securities commission or other regulatory authority or exchange with respect to the foregoing; and each of the undersigned hereby ratifies and confirms all that the said attorneys-in-fact and agents, and any one of them, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have subscribed these presents this 8th day of December, 2015.

/s/ William J. Conaty	/s/ James A. Firestone
William J. Conaty, Director	James A. Firestone, Director

/s/ Werner Geissler	/s/ Peter S. Hellman
Werner Geissler, Director	Peter S. Hellman, Director

/s/ Laurette T. Koellner	/s/ Richard J. Kramer
Laurette T. Koellner, Director	Richard J. Kramer, Director

/s/ W. Alan McCollough	/s/ John E. McGlade
W. Alan McCollough, Director	John E. McGlade, Director

/s/ Michael J. Morell	/s/ Roderick A. Palmore
Michael J. Morell, Director	Roderick A. Palmore, Director

/s/ Stephanie A. Streeter	/s/ Thomas H. Weidemeyer
Stephanie A. Streeter, Director	Thomas H. Weidemeyer, Director

/s/ Michael R. Wessel
Michael R. Wessel, Director